Exhibit 99.1

Safeguard Scientifics Announces Second Quarter 2016 Financial Results

Realized cash proceeds of $58.2 million, or 3.9x cash-on-cash return and 42% IRR, on sale of Putney

Conference call and webcast today at 9:00 a.m. ET

RADNOR, Pa., July 28, 2016 /PRNewswire/ -- Safeguard Scientifics, Inc. (NYSE: SFE) today announced financial results for the three- and six-months ended June 30, 2016, as well as continued achievement of developmental milestones by Safeguard's 27 current partner companies.

For the quarter ended June 30, 2016, Safeguard's net income was $39.0 million, or $1.92 per share, compared with a net loss of $19.0 million, or $0.91 per share, for the same quarter of 2015. For the six months ended June 30, 2016, Safeguard's net income was $23.5 million, or $1.15 per share, compared with a net loss of $33.6 million, or $1.61 per share, for the same period of 2015.

"As we enter the second half of 2016, we remain sharply focused on our core, value-creating strategies to deploy capital and provide operational support services to early- and growth-stage companies in targeted vertical markets, and to realize aggregate cash-on-cash returns of at least 2x on the $301.2 million deployed in our 27 current partner companies," said Stephen T. Zarrilli, President and CEO at Safeguard. "We are not deterred by the ongoing political and economic uncertainties that have roiled global capital markets year-to-date. Instead, we believe that the year's turbulence may generate opportunities for Safeguard as we work to expand our roster of partner companies, improve the pace of exit transactions, and evaluate potential new segments of the technology markets to deploy growth capital."

SECOND QUARTER 2016 Financial Highlights

  Generated cash proceeds of $58.2 million from the $200 million sale of Putney to Dechra Holdings US Inc., a subsidiary of Dechra Pharmaceuticals Plc. This represents a 3.9x cash-on-cash return and 42% IRR for Safeguard. Safeguard had deployed $14.9 million in Putney since September 2011 and prior to the acquisition had a 28% primary ownership position. Safeguard recognized a $55 million book gain on the sale.
  Realized $5.0 million in cash proceeds from the sale of Safeguard's ownership stake in partner company Bridgevine. Safeguard had deployed $10.0 million in Bridgevine since 2007.
  Recognized an impairment charge of $1.7 million related to partner company AppFirst, in which Safeguard had deployed $12.8 million since December 2012 and had a 34% primary ownership position. During the second quarter, AppFirst ceased operations and sold its technology, returning $0.9 million of cash to Safeguard.
  Deployed $5.5 million of new capital into San Francisco-based Aktana, a pioneer in data-driven decision support for global life science sales teams, as part of a $17.5 million financing. Safeguard has a 23% primary ownership position.
  Deployed $8.8 million in follow-on funding to support the growth of six existing partner companies.

AGGREGATE PARTNER COMPANY REVENUE

Aggregate partner company revenue for 2016 has been revised to reflect the sale of partner companies Putney and Bridgevine and AppFirst's cessation of operations, and is now expected to be between $380 million and $400 million, which includes revenue for all partner companies in which Safeguard had an interest at January 1, 2016, except Putney, Bridgevine and AppFirst. Aggregate revenue reflects revenue on a net basis. Revenue data for certain partner companies pertains to periods prior to Safeguard's involvement with those companies and is based solely on information provided to Safeguard by those companies.

SELECT PARTNER COMPANY HIGHLIGHTS

Significant accomplishments by Safeguard's partner companies during the second quarter 2016 include:

~ Product Launches / Regulatory Approvals ~

CloudMine released an iOS software development kit to provide HIPAA compliant, encrypted and secure storage for data generated by Apple's CareKit framework.

Good Start Genetics announced the national rollout of an advanced version of EmbryVu, the next-generation embryo screening test, based on its proprietary sequencing platform and technology licensed from Johns Hopkins University, and will be presenting three poster presentations and three abstracts at the upcoming ASRM and ASHG conferences, respectively, in October.

Hoopla Software announced several new major features including integrations with Slack, Google Sheets and Zapier, and support for the Amazon Fire TV stick. With these new releases, Hoopla has extended the Hoopla TV platform in order to motivate, engage, and align employees for customers around the world.

MediaMath and TruSignal have partnered to enhance ShopStyle, a digital shopping platform that converts potential customers into buyers at lower costs per order. MediaMath used TruSignal's predictive data scores to drive a 200% increase in conversions at 60% lower cost per order over a 30-day period. In addition, PushSpring and MediaMath teamed up to integrate PushSpring's proprietary mobile app data in the user interface for MediaMath's clients. Lastly, MediaMath is participating in an anti-fraud certification program, "Certified Against Fraud" with the Trustworthy Accountability Group (TAG).

Pneuron introduced its Pneuron 2.0 platform for decentralizing and accelerating enterprise data management and analysis. Version 2.0 features a redesigned user interface, larger library of design components, and enhanced enterprise security configurations.

Propeller Health and AMC Health, a provider of remote patient monitoring and engagement services, formally launched a previously announced nationwide initiative to help patients with Chronic Obstructive Pulmonary Disease and asthma improve disease management and reduce symptoms and hospital visits. The multiyear partnership brings Propeller Health's commercial programs in U.S. healthcare systems and other organizations to more than 40. Physicians at Dignity Health published results of a randomized controlled trial using Propeller Health in the Journal of Allergy and Clinical Immunology: In Practice, demonstrating that the use of the Propeller digital health technology could improve asthma control.

~ Major Customer Wins / Strategic Partnerships ~

Beyond added Johns Hopkins Health System, Time Warner Cable, Charles Schwab, ConAgra Foods and Sysco Corporation to its customer roster.

Clutch Holdings and Rocky Brands are now teaming up on four separate loyalty programs for Rocky's diverse brand lineup of work and western boots, and luxury sneakers. Additionally, Clutch has finalized a new strategic partnership with NetSuite, resulting in agreements with retailers Toad & Co. and MZ Wallace.

MediaMath launched its training arm, the New Marketing Institute, in Asia Pacific to help aspiring marketers and professionals to understand programmatic techniques and technologies. MediaMath integrated with a new partner, C1X, to enable access to highly privileged supply on both Open RTB and through private marketplace deals. MediaMath also announced that Zayo Group Holdings, Inc. will provide colocation and wavelength connectivity that MediaMath clients require for processing large volumes of data and real-time bidding with low latency.

meQuilibrium established partnerships with two of the large national healthcare plans. In addition, meQuilibrium added two Fortune 50 companies as clients, as well as expanded relationships with existing clients.

Propeller Health has new partnerships with 246,000-member Molina Healthcare of New Mexico for asthma control, and with Vectura Group plc in the United Kingdom to develop digitally connected inhalers using Vectura's dry powder technology.

Sonobi announced that its JetStream platform has been incorporated in the new Publisher Addressable Marketplaces premium programmatic advertising solution launched by Merkle, a global data-driven, technology enabled performance marketing agency and the largest independent agency in the U.S. for CRM, digital and search. The PAM solution enables people-based targeting and measurement across premium publisher audiences and inventory.

Syapse has launched the Oncology Precision Network (OPeN) in collaboration with its customers Intermountain Healthcare, Providence Health & Services, and Stanford Cancer Institute. OPeN will share cancer genomics data from these health systems through the Syapse software platform, rapidly bringing the most promising treatment insights to cancer patients and physicians. Syapse and OPeN continue to garner attention for their work to advance cancer care through data sharing and increased access to clinical trials. U.S. Vice President Joe Biden highlighted Syapse and OPeN in his remarks at the Cancer Moonshot Summit in Washington, D.C. His remarks were broadcast by C-SPAN and widely reported in national media. OPeN comprises physicians and patients across 11 states, 70 hospitals and 800 clinics, and is projected to help 50,000 new patients per year when fully implemented. In addition to the launch of OPeN, Syapse launched precision oncology programs with two new customers, Henry Ford Health System, a leader in addressing the needs of underserved patients in the great lakes region, and Catholic Health Initiatives, the nation's second-largest nonprofit health system.

WebLinc created a commerce platform for women's online clothing retailer Rachel Roy. In addition, WebLinc relaunched an ecommerce website for existing client Sanrio and launched new ecommerce sites for new clients Costume SuperCenter and Skye's the Limit for Alfred Dunner.

Zipnosis added two health systems to its roster of clients. First is Lakewood Health System, located in Minnesota, which is an independent rural healthcare system that operates a hospital and primary clinics in five Minnesota communities. Zipnosis developed Lakewood's Click Care platform. Second is St. Vincent's Medical Center, located in Connecticut, which is a member of Ascension, the largest non-profit health system in the U.S. and the world's largest Catholic health system. Zipnosis developed St. Vincent's MYvirtualcare.com for online diagnosis and treatment.

~ Industry Awards ~

Aktana was recognized as a Cool Vendor in Gartner's 2016 report "Cool Vendors in Life Science."

Cask Data was named a 2016 Cool Vendor in a Gartner report on Pervasive Integration for its open source Cask Data Application Platform (CDAP) and Cask Hydrator. Vendors selected for the "Cool Vendor" report are innovative, impactful and intriguing. Cask has also been certified as a great workplace by the independent analysts at Great Place to Work®; the esteemed certification recognizes Cask for excellence in employee ratings.

CloudMine earned three prestigious awards during the quarter. Its Connected Health Cloud won a 2016 SIIA CODiE Award as Best Information Service Delivered as a Mobile App. The CloudMine Connected Health Cloud enables healthcare organizations and pharmaceutical companies to connect vast amounts of patient data to promote patient engagement and improve treatment adherence and patient outcomes. The company was recognized as an IDC Innovator because its technology balances lower-cost mobile app development platform subscription fees with development of specialized APIs relevant to regulated industries. Gartner named CloudMine a Cool Vendor in mobile app development for its Connected Health Cloud.

MediaMath was ranked No. 2 on Business Insider's list of the "37 hottest pre-IPO ad tech startups of 2016." Business Insider says the market for privately held ad tech companies is "bustling," and that "a number of public companies have eyed up MediaMath for a potential acquisition, but it sounds as though the company wants to remain independent for now." In other news, CEO Joe Zawadzki was named 2016 Data Innovator of the Year for leadership in data-driven marketing by the Data Innovators Group and the Direct Marketing Club of New York. Fortune magazine listed MediaMath among the 100 Best Workplaces for Millennials, and one of the 50 Best Places to Work for new college graduates.

Propeller Health received the American Telemedicine Association 2016 President's Award for Innovation in Remote Healthcare.

Spongecell's dynamic video campaign for the Tennessee Department of Tourism Development was awarded both a Silver Lion in Creative Data Enhancement and a Bronze Lion in Data Storytelling at Cannes Lions 2016, the preeminent international festival of creativity. The Tennessee Department of Tourism Development saw a 46% increase in Web traffic and 12,000 trip itineraries.

Trice Medical won MedCity News' 'Best of INVEST' award in the medical device category.

WebLinc co-founder and CEO, Darren Hill, was a finalist for the Ernst & Young Entrepreneur Of The Year™ 2016 Award in the Greater Philadelphia Region. WebLinc was named a finalist for the 2016 SIIA CODiE Award for Best eCommerce Solution. Client Zobha's redesigned interactive commerce platform was recognized as a Top Innovator by Apparel Magazine.

Zipnosis was one of four companies recognized as an IDC Innovator in U.S. virtual care for 2016 among companies with less than $50 million in revenue. CEO Jonathan Pearce was listed among the 100 leaders transforming healthcare through technology by Hot Topics, a prominent tech news publisher. Zipnosis was also listed among Minnesota's 2016 'Best Places to Work' by the Minneapolis/St. Paul Business Journal.

~ Financings and Other Milestones ~

Aktana was added to the roster of Safeguard partner companies through a Safeguard-led $17.5 million financing. Safeguard deployed an initial $5.5 million for a 23% primary ownership position. Proceeds will be used to continue product development and international expansion. Aktana has offices in San Francisco, New York City and Tokyo, and plans to expand in China and Europe.

Apprenda acquired Kismatic to accelerate the company's delivery of cloud-native enterprise applications using Kubernetes technology. The Kismatic CEO will serve as Apprenda's corporate CTO.

Aventura was issued a patent (No. 9,367,512) by the U.S. Patent and Trademark Office relating to dynamic updating of virtual resources and applications based on location change, which can solve the problem of roaming sessions on virtualized desktops and applications. In addition, technology innovator Patrick Flynn, former CTO of Phytel, which was acquired by IBM in 2015, was appointed COO.

Cask Data reported that Ericsson has made a strategic minority investment that is expected to accelerate delivery of Cask's Apache Hadoop-based services for managing complex data analytics to a range of industries. Cask has spent years working with customers to give them the ability to drive efficiencies at every step in the big data lifecycle, to expand access to data through self-service, and to provide portability of services across different production environments.

Full Measure Education raised $6 million in equity capital in a Series B financing led by Safeguard. Year to date, Full Measure reported that its client base has more than doubled and that proceeds from the financing will be used to support continued growth. The company expanded its leadership team with the appointment of former Blackboard Inc. executive Tess Kelly-Frazier as executive vice president of strategy and operations.

meQuilibrium appointed veteran sales executive Scott Fillenworth to the position of senior vice president for sales and business development.

Transactis raised a $30 million Series E financing with equal participation from Safeguard and five of the largest U.S. commercial banks—Capital One, Fifth Third, PNC, TD and Wells Fargo. To date, Transactis has raised $70 million.

Trice Medical appointed William Hawkins to the company's board of directors. The former Chairman and CEO of Medtronic, one of the world's largest and most innovative medical technology companies, Mr. Hawkins brings more than 30 years of experience in healthcare delivery, product development, distribution and leadership to Trice Medical. Mr. Hawkins has a consistent track record of driving value-creating innovation that has revolutionized medical care and strengthened healthcare systems globally. He has played a leadership role in Washington, D.C. on both healthcare policy and with matters involving the FDA.

PARTNER COMPANY HOLDINGS AS OF JUNE 30, 2016

Partner Company Revenue Stages
Development Stage Pre-revenue Proving out technology Developing prototype Beta stage customers	Initial Revenue Stage Up to $5M in revenue Initial customers Early market penetration Management team forming Infrastructure being built	Expansion Stage $5M to $20M in revenue Commercial grade solution Growing market penetration Management team built out Infrastructure in place	High Traction Stage $20M+ in revenue Significant commercial traction

	Stage	Sector	Acquisition Year	Primary Ownership%	Carrying Value	Cost
Healthcare Partner Companies:					(in millions)	(in millions)
AdvantEdge Healthcare Solutions	High Traction	HealthTech	2006	40%	$5.3	$16.3
Aktana	Initial Revenue	HealthTech	2016	23%	5.5	5.5
Aventura	Initial Revenue	HealthTech	2015	20%	4.0	6.0
Good Start Genetics	High Traction	MedTech	2010	30%	-	13.8
InfoBionic	Development	MedTech	2014	41%	2.5	11.5
Medivo	Expansion	HealthTech	2011	35%	6.0	11.6
meQuilibrium	Initial Revenue	HealthTech	2015	32%	4.7	6.5
NovaSom	Expansion	MedTech	2011	32%	4.0	22.1
Propeller Health	Initial Revenue	HealthTech	2014	25%	5.3	9.0
Syapse	Initial Revenue	HealthTech	2014	29%	8.6	13.3
Trice Medical	Initial Revenue	MedTech	2014	28%	3.1	6.2
Zipnosis	Initial Revenue	HealthTech	2015	26%	6.5	7.0
					$55.5	$128.8
Technology Partner Companies:
Apprenda	Initial Revenue	Enterprise	2013	30%	14.3	22.1
Beyond	High Traction	Digital Media	2007	38%	15.0	13.5
Cask Data	Initial Revenue	Enterprise	2015	34%	9.1	11.0
CloudMine	Initial Revenue	Enterprise	2015	30%	3.1	4.9
Clutch Holdings	Expansion	Digital Media	2013	39%	9.3	14.3
Full Measure Education	Initial Revenue	Enterprise	2015	36%	6.4	8.0
Hoopla Software	Initial Revenue	Enterprise	2011	26%	0.5	4.8
Lumesis	Initial Revenue	Enterprise	2012	44%	2.0	5.9
MediaMath	High Traction	Digital Media	2009	21%	9.2	25.5
Pneuron	Initial Revenue	Enterprise	2013	35%	6.2	8.5
QuanticMind	Initial Revenue	Digital Media	2015	24%	6.0	7.0
Sonobi	Expansion	Digital Media	2015	23%	4.2	5.4
Spongecell	Expansion	Digital Media	2012	23%	11.0	16.0
Transactis	Expansion	Enterprise	2014	24%	12.0	14.5
WebLinc	Expansion	Digital Media	2014	38%	8.1	11.0
					$116.4	$172.4
Total: Healthcare + Technology				TOTAL:	$171.9	$301.2

HEALTHCARE

AdvantEdge Healthcare Solutions, Inc. (Warren, NJ)
AdvantEdge Healthcare Solutions ("AdvantEdge") is a technology-enabled provider of healthcare revenue cycle and business management solutions that improve decision-making, maximize financial performance, streamline operations and mitigate compliance risks for healthcare providers.

Aktana, Inc. (San Francisco, CA)
Aktana is a pioneer in decision support for global life science sales teams, currently improving the commercial effectiveness of seven of the world's top 15 pharmaceutical companies. The company's data-fueled suggestions and insights are delivered within a sales professional's existing CRM workflow, serving as a critical ally in data leverage and better decision-making.

Aventura, Inc. (Denver, CO)
Aventura is a leading provider of awareness computing for the healthcare industry. Through its patented technology, Aventura delivers awareness of a user's identity and role, the location within a facility, the device being used, and the patient being treated.

Good Start Genetics, Inc. (Cambridge, MA)
Good Start Genetics is an information solutions company delivering best-in-class genetics offerings to growing families. Using advanced clinical sequencing, proprietary methods and information tailored to the individual, Good Start Genetics' suite of offerings arms clinicians and patients with insightful and actionable information to promote successful pregnancies and help build healthy families.

InfoBionic, Inc. (Lowell, MA)
InfoBionic is an emerging digital health company focused on creating superior patient monitoring solutions for chronic disease management with an initial market focus on cardiac arrhythmias.

Medivo, Inc. (New York, NY)
Medivo unlocks the power of clinical diagnostics to improve health. Medivo uses advanced analytics and proprietary disease algorithms to provide unique targeting intelligence for life science companies; commercial effectiveness solutions for diagnostic companies; and quality improvement and risk management insights for payers. Medivo is the largest source of lab data in the U.S. with access to over 150 million patients through its nationwide network of partner labs.

meQuilibrium, Inc. (Boston, MA)
meQuilibrium is a digital coaching platform that delivers clinically validated and highly personalized resilience solutions to employers, health plans, wellness providers, and consumers increasing engagement, productivity and performance, as well as improving outcomes in managing stress, health and well-being. The clinically validated, HIPAA-compliant, software-as-a-service ("SaaS") platform delivers an individualized digital coaching experience.

NovaSom, Inc. (Glen Burnie, MD)
NovaSom is a leader in obstructive sleep apnea home testing with the AccuSom® home sleep test, a comprehensively supported home sleep test that provides continuous patient support and next-day test results and interpretation for health care professionals.

Propeller Health, Inc. (Madison, WI)
Propeller Health provides digital solutions to measurably improve respiratory health. One of the first mobile platforms with FDA clearance, Propeller Health combines sensors, mobile apps and predictive analytics to monitor and engage patients, increase adherence and encourage effective self-management.

Syapse, Inc. (Palo Alto, CA)
Syapse drives healthcare transformation through precision medicine, enabling provider systems to improve clinical outcomes, streamline operations, and shift to new payment models. Syapse Precision Medicine Platform is a comprehensive software suite used by leading health systems to support the clinical implementation of precision medicine in oncology and other service lines, enabling clinical and genomic data integration, decision support, care coordination, and quality improvement at point of care.

Trice Medical™ (King of Prussia, PA)
Trice Medical is a sports medicine company focused on micro invasive technologies. Trice Medical has pioneered fully integrated camera-enabled needle technologies that provide a clinical solution, optimized for use in the physician's office.

Zipnosis, Inc. (Minneapolis, MN)
Zipnosis partners with health systems nationwide to provide a white-labeled virtual care platform, offering patients convenient access to care while improving clinician efficiency. Zipnosis guides health systems through the virtual care journey and guarantees launch of their virtual care platform in just 60 days. Patients are treated through video, telephone, and adaptive online interviews—with available pharmacy and lab integration.

TECHNOLOGY

Apprenda, Inc. (Troy, NY)
Apprenda is a leading enterprise cloud platform company powering the next generation of enterprise software development in public, private and hybrid clouds. As a foundational software layer and application run-time environment, Apprenda abstracts away the complexities of building and delivering modern software applications, enabling enterprises to turn ideas into innovations more quickly.

Beyond.com, Inc. (King of Prussia, PA)
Beyond, The Career Network™, helps millions of professionals find jobs and advance their careers while also serving as the premier destination for companies in need of top talent. This is achieved through more than 500 talent communities that use integrated social features to help members discover relevant jobs, career news, career advice and resources.

Cask Data, Inc. (Palo Alto, CA)
Cask provides the de-factor, open source big data application and integration platform that lets developers and data scientists accelerate the time to build, deploy and operate data-centric applications and data lakes. Cask also enables IT organizations to implement well-governed data-as-a-service environments designed to quickly unlock the value of data.

CloudMine, Inc. (Philadelphia, PA)
CloudMine's Connected Health Cloud integrates the vast world of health data—empowering payers, providers, and pharmaceutical organizations to mobilize patient information by building robust applications and driving actionable insights. Through support for machine learning, data science, and predictive analytics, CloudMine customers are improving the quality of care by leveraging cognitive data analysis to determine patient interactions.

Clutch Holdings, Inc. (Ambler, PA)
Clutch helps brands identify, understand and engage their customers to earn their genuine loyalty. Clutch's advanced customer marketing platform and expert customer strategy is specifically designed to address the sophisticated customer challenges of premier brands.

Full Measure Education, Inc. (Washington, DC)
Full Measure Education designs next-generation, mobile-first technologies for community colleges nationwide. Full Measure Education's Guided Pathways Management system offers post-secondary institutions an easy, holistic approach for personalizing every student's path to success.

Hoopla Software, Inc. (San Jose, CA)
Hoopla helps businesses of all sizes through its performance-broadcasting platform. Hoopla's live broadcasts of key accomplishments, metrics, leaderboards and announcements empower companies to foster a culture of connectedness, transparency and recognition. Customers including GM Financial, Marketo and Zillow use Hoopla to celebrate achievements and keep employees energized, engaged and motivated.

Lumesis, Inc. (Stamford, CT)
Lumesis is focused on providing regulatory, business efficiency and analytical solutions to the municipal bond marketplace. Lumesis is dedicated to serving the municipal market with industry-leading solutions that meet the needs of an evolving regulatory environment. Today, the company's DIVER platform helps hundreds of firms with over 43,000 users efficiently meet credit, regulatory and risk needs.

MediaMath, Inc. (New York, NY)
MediaMath is a global technology company that is leading the movement to revolutionize traditional marketing and drive transformative results for marketers through its TerminalOne Marketing Operating System®. A pioneer in the industry, introducing the first Demand-Side Platform with the company's founding in 2007, MediaMath is the only company of its kind to empower marketers with an extensible, open platform to unleash the power of goal-based marketing at scale, transparently across the enterprise.

Pneuron Corporation (Woburn, MA)
Pneuron's leading business orchestration software enables organizations to flexibly leverage their existing applications, infrastructure, services and data to create and deliver actionable intelligence—in half the time and cost. Through Pneuron's innovative, distributed approach, companies are no longer faced with the complex centralization and integration requirements of traditional approaches.

QuanticMind, Inc. (Redwood City, CA)
QuanticMind, the "platform for smarter advertising", is a rapidly growing SaaS company providing enterprise-level, predictive advertising management software for paid search, social, and mobile, which represent the largest digital advertising categories in the world. QuanticMind brings together machine learning, distributed cloud, and in-memory processing technologies to provide the most intelligent, most scalable, and fastest platform available.

Sonobi, Inc. (New York, NY)
Sonobi is an advertising technology developer that creates forward-thinking, data-driven tools and solutions to meet the evolving needs of demand- and sell-side organizations within the digital media marketplace. Sonobi helps its clients and strategic partners to forecast new market opportunities, enhance value delivery to clients, and create more profitable businesses through integration of progressive data procurement and user-centric sales management technologies.

Spongecell, Inc. (New York, NY)
Spongecell's Creative Management Platform helps advertisers enhance the power of digital brand creative by leveraging customer data and brand content to personalize ads for maximum relevance. Spongecell's Creative Optimization and Relevance Engine (CORE) combines robust data integrations with powerful optimization and decisioning tools. Spongecell's streamlined workflow, including its Smart Canvas, empowers advertisers to make smarter creative decisions and build powerful campaigns that drive performance and ROI.

Transactis, Inc. (New York, NY)
Transactis is a leading provider of electronic billing and payment solutions. Transactis' cloud-based electronic bill presentment and payment platform, BillerIQ, is a white-labeled solution that is offered "as-a-service," enabling businesses to rapidly and securely deliver electronic bills, invoices and documents as well as accept payments online, by phone and via mobile device.

WebLinc, Inc. (Philadelphia, PA)
WebLinc is the commerce and operations management platform for fast growing online retailers. WebLinc tailors its commerce platform to the needs and scale of mid to large retailers by leveraging extensive experience and success supporting clients' need for fast growth and system flexibility.

CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date:	Thursday, July 28, 2016

Time:	9:00am EDT

Webcast:	www.safeguard.com/results

Live Number:	877-201-0168 // (International) 647-788-4901

Replay Number:	855-859-2056 // (International) 404-537-3406

Access Code:	38167317

Speakers:	President and Chief Executive Officer, Stephen T. Zarrilli; and Senior Vice President and Chief Financial Officer, Jeffrey B. McGroarty.

Format:	Discussion of second quarter 2016 financial results followed by Q&A.

Replay will be available through August 28, 2016 at 11:59pm EDT. For more information please contact IR@safeguard.com.

About Safeguard Scientifics
Safeguard Scientifics, Inc. (NYSE:SFE) has a distinguished track record of fostering innovation and building market leaders. For more than 60 years, Safeguard has been providing growth capital and operational support to entrepreneurs across an evolving spectrum of industries. Today, Safeguard targets early- and growth-stage companies in advertising technology, digital media, financial technology, enterprise software, digital health and healthcare IT. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the deployment of capital, the fact that our partner companies may vary from period to period, our substantial capital requirements and absence of liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, and risks associated with our partner companies, including the fact that most of our partner companies have a limited history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard's partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to predict or control. As a result of these and other factors, the Company's past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

SAFEGUARD CONTACTS:
For Investor Relations
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952
jshave(at)safeguard(dot)com

For Media Relations
Heather R. Hunter
Vice President, Corporate Communications
610.975.4923
hhunter(at)safeguard(dot)com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2016	December 31, 2015

Assets
Cash, cash equivalents and marketable securities	$80,693	$63,858
Other current assets	2,345	5,810
Total current assets	83,038	69,668
Ownership interests in and advances to partner companies	176,059	171,601
Loan participations receivable	2,845	2,649
Long-term marketable securities	10,680	9,743
Other assets	3,047	3,182
Total Assets	$275,669	$256,843

Liabilities and Equity
Other current liabilities	$5,261	$6,417
Total current liabilities	5,261	6,417
Other long-term liabilities	4,010	3,965
Convertible senior debentures	51,740	50,956
Total equity	214,658	195,505
Total Liabilities and Equity	$275,669	$256,843

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Operating expenses	$4,849	$4,754	$10,077	$9,634
Operating loss	(4,849)	(4,754)	(10,077)	(9,634)

Other income (loss), net	659	(15)	659	(403)
Interest, net	(628)	(488)	(1,357)	(1,161)
Equity income (loss)	43,794	(13,765)	34,299	(22,427)

Net income (loss) before income taxes	38,976	(19,022)	23,524	(33,625)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$38,976	$(19,022)	$23,524	$(33,625)

Net income (loss) per share:
Basic	$1.92	$(0.91)	$1.15	$(1.61)
Diluted	$1.70	$(0.91)	$1.09	$(1.61)

Weighted average shares used in computing income (loss) per share:
Basic	20,333	20,895	20,391	20,878
Diluted	23,539	20,895	23,602	20,878

Safeguard Scientifics, Inc.
Segment Results
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Operating Loss
Healthcare	$—	$—	$—	$—
Technology	—	—	—	—
Total segment results	—	—	—	—
Other items (a)	(4,849)	(4,754)	(10,077)	(9,634)
	$(4,849)	$(4,754)	$(10,077)	$(9,634)

Net income (loss)
Healthcare	$48,184	$(13,135)	$43,188	$(17,416)
Technology	(3,677)	(606)	(8,177)	(5,378)
Total segment results	44,507	(13,741)	35,011	(22,794)
Other items (a)	(5,531)	(5,281)	(11,487)	(10,831)
Net income (loss)	$38,976	$(19,022)	$23,524	$(33,625)

(a) Other items include corporate expenses, Penn Mezzanine and private equity fund activity.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 27 partner companies as of June 30, 2016, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings.  Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.  The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	June 30, 2016

	Carrying Value	Cost (including transaction costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$171,908	$301,387
Other holdings	4,151	37,135
	$176,059	$338,522

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